Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 and the related Proxy Statement/Prospectus of WesBanco, Inc. for the registration of 523,118 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1999, with respect to the consolidated financial statements of WesBanco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP
                                        ----------------------------------------

Pittsburgh, Pennsylvania
March 8, 1999